UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 16, 2007

                              LAWSON SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                        Commission File Number: 000-51942


                 Delaware                                  20-3469219
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                 Identification Number)

 380 St. Peter Street, St. Paul, Minnesota                 55102-1302
 (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (651) 767-7000

   Former name or former address, if changed since last report: Not applicable


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         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01      Other Events

         On April 16, 2007, Lawson Software Inc. (the "Company") issued a press release announcing that it intends to offer $200 million aggregate principal amount of senior convertible notes due 2012 in a private offering, subject to market conditions and other factors, plus up to $40 million aggregate principal amount of additional notes at the option of the initial purchaser to cover over-allotments (the "Offering"). In conjunction with the Offering, the Company intends to enter into a convertible note hedge transaction with an affiliate of the initial purchaser of the notes, and a separate transaction with an affiliate of the initial purchaser of the notes to sell warrants to purchase shares of the Company's common stock.

         The Company also announced that its share repurchase program, which was announced on November 13, 2006, was increased from $100 million to $200 million, primarily to accommodate the repurchase of up to $70 million of common stock of the Company which the Company expects to undertake in conjunction with the Offering. The Company has repurchased approximately $5.9 million worth of shares of common stock as of April 16, 2007.

         A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

       (d)     Exhibits:

       99.1    Press release dated April 16, 2007.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 16, 2007           LAWSON SOFTWARE, INC.


                                 By: /s/ Stefan B. Shulz
                                     -------------------------------------------
                                     Stefan B. Shulz
                                     Senior Vice President and Global Controller



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                                  Exhibit Index

99.1     Press release dated April 16, 2007.